Exhibit 10.4
NON-QUALIFIED STOCK OPTION AGREEMENT
INDUCEMENT GRANT
FOR COMPANY EMPLOYEES
FOR JOUNCE THERAPEUTICS, INC.
Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:    $

Vesting Commencement Date:
Grant Date:
Expiration Date:
Jounce Therapeutics, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option” or the “Award”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and as an inducement material to employment pursuant to Nasdaq Marketplace Rule 5635(c)(4). This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.
1.Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become vested and exercisable. Except as set forth below, and subject to the discretion of the Compensation Committee of the Board of Directors of the Company (the “Administrator”) to accelerate the exercisability schedule hereunder, this Stock Option shall be vested and exercisable with respect to twenty-five percent (25%) of the Option Shares on the first anniversary of the Vesting Commencement Date and thereafter as to an additional six and one quarter percent (6.25%) of the Option Shares at the end of each successive three-month period (quarterly anniversary) following and measured from the first anniversary of the Vesting Commencement Date until fully vested, such that 100% of the Option Shares shall be vested and exercisable on the fourth anniversary of the Vesting Commencement Date, so long as the Optionee remains an employee of, or a Consultant (as defined below) to, the Company or any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly on the applicable vest date (a “Subsidiary”).
Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof.

Notwithstanding anything contained in this Agreement to the contrary, in the event (and only in the event) that this Stock Option or the Option Shares are assumed or continued by the Company or its successor entity in a Sale Event (as defined below) in the sole discretion of the parties to a Sale Event and thereafter remains in effect following such Sale Event, then 100% of the then-unvested Option Shares shall be deemed vested in full upon the date on which the Optionee’s employment, or service as a Consultant to (collectively, “Service Relationship”), with the Company, a Subsidiary or successor entity terminates if (A) such termination occurs in connection with and effective as of the date of, or within 12 months following the date of, such Sale Event and (B) such termination is either by the Company without Cause (as defined below) or by the Optionee for Good Reason (as defined below).
A “Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
Unless otherwise provided in an employment agreement between the Company and the Optionee, “Good Reason” shall mean (i) a material diminution in the Optionee’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company or (ii) a change of more than 50 miles in the geographic location at which the Optionee provides services to the Company, so long as the Optionee provides at least ninety (90) days notice to the Company following the initial occurrence of any such event and the Company fails to cure such event within thirty (30) days thereafter.
“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.Manner of Exercise.
(a)The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written electronic notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.
Payment instruments will be received subject to collection. The transfer to the Optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of the Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained herein or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Optionee). In the event an Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of the Stock Option may be permitted through the use of such an automated system.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of the Stock Option and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.
(b)The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this

Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.
(d)Notwithstanding any other provision hereof, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.Termination of Service Relationship. If the Optionee's Service Relationship is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)Termination Due to Death. If the Optionee's Service Relationship terminates by reason of the Optionee's death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee's legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b)Termination Due to Disability. If the Optionee's Service Relationship terminates by reason of the Optionee's disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of 12 months from the date of disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of disability shall terminate immediately and be of no further force or effect.
(c)Termination for Cause. If the Optionee' s Service Relationship terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or consulting agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee's duties to the Company.
(d)Other Termination. If the Optionee's Service Relationship terminates for any reason other than the Optionee's death, the Optionee's disability, or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of twelve months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
The Administrator's determination of the reason for termination of the Optionee's Service Relationship shall be conclusive and binding on the Optionee and his or her representatives or legatees.
4.Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. The Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value (as defined below) that would satisfy the minimum withholding amount due. The Company’s obligation to deliver evidence of book entry (or stock certificates) to the Optionee is subject to and conditioned on tax withholding obligations being satisfied by the Optionee.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock as of the closing market value; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
5.No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in a Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Service Relationship of the Optionee at any time.
6.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
7.Data Privacy Consent. In order to administer this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
8.Administrator Authority.
(a)Powers of Administrator. The Administrator shall have the power and authority to administer this Stock Option, including the power and authority:
(i)to determine and modify from time to time the terms and conditions, including restrictions, of this Stock Option;
(ii)to accelerate at any time the exercisability or vesting of all or any portion of this Stock Option;
(iii)s to extend at any time the period in which Stock Options may be exercised, provided that no such extension shall be to a date following the Expiration Date; and
(iv)to interpret the terms and provisions of the Stock Option (including related written instruments) and to adopt, alter, and repeal such rules, guidelines and practices related to the Stock Option as it shall deem advisable, to make all determinations it deems advisable for the administration of the Stock Option, to decide all disputes with respect to the Stock Option and to otherwise supervise the administration of the Stock Option.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Optionee.
(b)Indemnification. Neither the Board of Directors of the Company (the “Board”) nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Stock Option, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
9.Changes in Stock; Mergers.
(a)Changes in Stock. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the

Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the number and kind of shares or other securities subject to this Stock Option and (ii) the exercise price for each share subject to this Stock Options, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number shares of Stock subject to the Stock Option) as to which such Stock Options remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to this Award and the exercise price and the terms of this Award to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the terms of this Award resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(b)Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of this Stock Option by the successor entity, or the substitution of this Stock Option with a new stock option of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of this Stock Option, upon the effective time of the Sale Event, this Stock Option shall terminate. In such case, this Stock Option shall become fully vested and nonforfeitable as of the effective time of the Sale Event. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Optionee, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price (as defined below) multiplied by the number of shares of Stock subject to the Stock Option (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Option; or (ii) the Optionee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options (to the extent then exercisable) held by such Optionee. “Sale Price” means the value, as determined by the Administrator, of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to the Sale Event.
10.Transferability of Stock Option.
(a)Transferability. Except as provided in Section 10(b) below, during a the Optionee’s lifetime, this Stock Option shall be exercisable only by the Optionee, or by the Optionee’s legal representative or guardian in the event of the Optionee’s incapacity. This Stock Option shall not be sold, assigned, transferred or otherwise encumbered or disposed of by an

Optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. This Stock Option shall not be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 10(a), the Administrator, in its discretion, may provide by written approval that the Optionee (who is an employee) may transfer this Stock Option to the Optionee’s immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Stock Option Agreement. In no event may this Stock Option be transferred by the Optionee for value.
(c)Family Member. For purposes of Section 10(b), “family member” shall mean the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant of the Optionee), a trust in which these persons (or the Optionee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee own more than 50 percent of the voting interests.
(d)Designation of Beneficiary. To the extent permitted by the Company, the Optionee may designate a beneficiary or beneficiaries to exercise the Stock Option or receive any Stock issuable upon the exercise of the Stock Option on or after the Optionee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If the Optionee is deceased and no beneficiary has been designated by the Optionee, or if the designated beneficiaries have predeceased the Optionee, the beneficiary shall be the Optionee’s estate.
11.Section 409A Awards. To the extent that this Stock Optionis determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Stock Option shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) and the Optionee is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Optionee’s separation from service, or (ii) the Optionee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such 409A Award may not be accelerated except to the extent permitted by Section 409A.
12.Termination of Employment, Transfer, Leave of Absence, Etc.

(a)For purposes hereof, the following events shall not be deemed a termination of employment:
(i)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Optionee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
13.Amendments and Termination. The Administrator may, at any time, amend or cancel the Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under this Stock Option if still outstanding at such time without the Optionee’s consent. Nothing in this Section 13 shall limit the Administrator’s authority to take any action permitted pursuant to Section 9(a) or 9(b).
14.General Provisions.
(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Delivery of Stock Certificates. Stock certificates to the Optionee shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Optionee, at the Optionee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the Optionee by electronic mail (with proof of receipt) or by United States mail, addressed to the Optionee, at the Optionee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of this Stock Option, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to this Stock Option shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the exercise of this Stock Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Stockholder Rights. Until Stock is deemed delivered in accordance with Section 17(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with this Stock Option, notwithstanding the exercise of the Stock Option or any other action by the Optionee with respect to the Stock Option.
(d)Status of Stock Option. With respect to any portion of this Stock Option that has not been exercised, and any payments in cash, Stock or other consideration not received by the Optionee, the Optionee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine.
(e)Other Compensation Arrangements; No Employment Rights. Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The grant of this Stock Option does not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(f)Trading Policy Restrictions. This Stock Option shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(g)Clawback Policy. The Stock Option shall be subject to the Company’s clawback policy, as in effect from time to time.
15.Governing Law. This Stock Option and actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applied without regard to conflict of law principles.
16.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
JOUNCE THERAPEUTICS, INC.
By:
    Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address: